                                                                    EXHIBIT 11.1

                            INSIGHT ENTERPRISES, INC.

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

            (IN THOUSANDS EXCEPT PER SHARE DATA AND SHARE AMOUNTS)

                                                                                            Years ended June 30,
                                                                              --------------------------------------------
                                                                                  1996           1995              1994
                                                                                  ----           ----              ----
PRIMARY EARNINGS PER SHARE:
   Net earnings (proforma for 1995 and 1994) ..........................       $    5,720       $    3,307       $    1,889
                                                                              ==========       ==========       ==========
Weighted average shares:
   Common shares outstanding ..........................................        4,787,649        3,440,743        2,790,698
   Common equivalent shares issuable upon exercise of employee
     stock options and warrants .......................................          301,763          209,055          192,635
   Shares deemed to be outstanding sufficient to repay notes payable to
     stockholders' of  $874,000 .......................................               --           61,295          108,168
                                                                              ----------       ----------       ----------

Shares used is net earnings per share (proforma for 1995 and 1994) ....        5,289,612        3,711,093        3,091,501
                                                                              ==========       ==========       ==========

Net earnings per share (proforma for 1995 and 1994) ...................       $     1.08       $     0.89       $     0.61
                                                                              ==========       ==========       ==========
                                                                                             Years ended June 30,
                                                                              --------------------------------------------
                                                                                   1996           1995             1994
                                                                                   ----           ----             ----
FULLY DILUTED EARNINGS PER SHARE: (1)
   Net earnings (proforma for 1995 and 1994) ..........................       $    5,720       $    3,307       $    1,889
                                                                              ==========       ==========       ==========
Weighted average shares:
   Common shares outstanding ..........................................        4,987,649        3,440,743        2,790,698
   Common equivalent shares issuable upon exercise of employee
     stock options and warrants .......................................          349,213          238,345          192,635
   Shares deemed to be outstanding sufficient to repay notes payable to
     stockholders' of  $874,000 .......................................               --           61,295          108,168
                                                                              ----------       ----------       ----------

Shares used in net earnings per share (proforma for 1995 and 1994) ....        5,336,862        3,740,383        3,091,501
                                                                              ==========       ==========       ==========

Net earnings per share (proforma for 1995 and 1994) ...................       $     1.07       $     0.88       $     0.61
                                                                              ==========       ==========       ==========



(1)    The calculation is submitted in accordance with Regulation S-K Item 601
       (b) (11), although the amounts of per share earnings on the fully diluted basis are not required to be presented in the Consolidated Statements of Earnings under the provisions of paragraph 40 of APB No. 15 because the reduction is less than three percent.